AGREEMENT OF SALE


AGREEMENT OF SALE, made as of December 30, 2004, between Cynthia Cassell, having an address at 4198 Hilltop Drive, Park City, Utah 84096 ("Seller"), and Michelex Corporation, a Utah Corporation, having an address at 63 Trade Road, Ma.ssena, New York 13662 ("Purchaser').


1. Agreement to Sell. Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, the Forty (40) shares of the capital stock of Hindsight Records, Inc., a corporation organized under the laws of California (the "Corporation"), said shares constituting all of the authorized and issued shares of the Corporation (the "Shares").

2. Purchase Price. The purchase price to be paid by Purchaser:

     (a) by the payment of Eight Hundred Thousand Dollars ($800,000.00) at the closing by the execution and delivery of a Promissory Note by Purchaser to Seller in said amount, substantially in the form of Exhibit A hereto (the `Promissory Note"); and

     (b) by the transfer to Seller of One Hundred Thousand (100,000) shares of Michelex Corporation common stock; and (c) by taking title subject to and assuming payment of the Existing Indebtedness in said principal amount, and paying the same according to the terms thereof.

3. The Closing. The "closing" means the settlement of the obligations of Seller and Purchaser to each other under this agreement, including the payment of the purchase price to Seller as provided in Article 1 hereof and the delivery of the closing documents provided for in Article 4 hereof. The closing shall be held at the offices of Hindsight Records, Inc., 63 Trade Road, Massena, New York 13662, on December 30, 2004 (the "closing date").

4,  Closing  Documents.  At the  closing  Seller  shall  execute  and deliver to
Purchaser:


     (a) the certificate or certificates for the Shares, duly endorsed so as to effectively transfer ownership of the Shares to Purchaser, together with all appropriate fedcral and state transfer tax stamps affixed

     (b)  Letters  of  resignation   from  each  director  and  officer  of  the
          Corporation, effective as of the closing hereunder

     (c) the Certificate of Incorporation or other organizational documents of the Corporation, and the Bylaws, minute book, stock certificate book, and seal of the Corporation; any bills, vouchers, records showing the ownership of the furniture furnishings, equipment, other property used in the operation of the Corporation; and all other books of account, records and contracts of the Corporation (d) such other instruments as may be necessary or proper to transfer to Purchaser all other ownership interests in the Corporation to be transferred under this agreement

At the closing Purchaser shall execute and deliver to Seller:

     (a) an Assumption of the Existing Indebtedness in form and substance satisfactory to Seller's attorney (b) One Hundred Thousand (100,000) shares of Common Stock in Michelex Corporation.

5. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

     (a) Seller has full power and authority to carry out and perform her undertakings and obligations as provided herein.

     (b) No action, approval, consent or authorization of any governmental authority is necessary for Seller to consummate the transactions contemplated hereby.

     (c) The Corporation is a corporation duly organized wider the laws of California, and the Corporation is validly existing and has not been dissolved.

     (d) Seller is the owner of the Shares, and. the Shares arc all of the issued arid outstanding shares of stock of the Corporation. All, of the Shares have a par value of One Hundred Dollars, are fully paid and non-assessable, have not been assigned, pledged or hypothecated, and are free of all liens, claims and encumbrances, except as set forth herein.

     (e) There are no violations of any law or governmental, rule or regulation pending against Seller, the Shares or the Corporation.

     (f) There are no judgments, liens, suits, actions or proceedings pending against Seller, the Shares or the Corporation.

     (g) The Corporation has not entered into, and is not subject to, any: (i) written contract or agreement for the employment of any employee of the business; (ii) contract with any labor union or guild; (iii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the business; or (iv) similar contract or agreement affecting or relating to the Corporation.

     (h) The Corporation has filed each tax return, including without limitation all income, excise, property, gain, sales, franchise and license tax returns, required to be flied, by the Corporation prior to the date hereof. Each such return is true, complete and correct, and the Corporation has paid all taxes, assessments and charges of any governmental authority required to be paid by it and has created reserves or made provision for all taxes accrued but not yet payable.

6. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:


     (a) Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein.

     (b) No action, approval, consent or authorization of any governmental authority is necessary for Purchaser to consummate the transactions contemplated hereby.

7. No Other Representations. Purchaser acknowledges that neither Seller nor any representative or agent of Seller has made any representation or warranty
(expressed or implied) regarding the Corporation, or any matter or thing affecting or relating to this agreement, except as specifically set forth in this agreement.

8. Conduct of the Business. Seller, until the closing, shall:

     (a)  conduct the business in the normal, useful and regular manner;

     (b) use her best efforts to preserve the business and the goodwill of the customers and suppliers of the business and others having relations with Seller; and

     (c) give Purchaser and its duly designated representatives reasonable access to the premises of the Corporation and the books and records of the Corporation, and furnish to Purchaser such data and information pertaining to the Corporation as Purchaser from time to time reasonably may request.

9. Conditions to Closing. The obligations of the parties to close hereunder are subject to the following conditions:

     (a) All of the terms, covenants and conditions to be complied with or performed by the other party under this agreement on or before the closing shall have been complied with or performed in all material respects.

     (b) All representation's or warranties of the other party herein arc true in all material respects as of the closing date.

     (c) On the closing date, there shall be no liens or encumbrances against the Corporation, except as provided for herein.

If Purchaser shall be entitled to decline to close the transactions contemplated by this agreement, but Purchaser nevertheless shall elect to close, Purchaser shall be deemed to have waived all claims of any nature arising from the failure of Seller to comply with the condition's or other provisions of this agreement of which Purchaser shall have actual know1edge at the closing.

10. Brokerage. The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with this agreement or the transactions contemplated hereby, ad no broker or any other person. is entitled to receive any brokerage commission, finder's fee or similar compensation in. connection with this agreement or the transactions contemplated hereby. Each of the parties shall indemnify and hold the other harmless from and against all liability, claim., loss, damage or expense, including reasonable attorneys fees, pertaining to any broker, finder or other person with whom such party has dealt.

11. Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder.

12. Survival. The representations, warranties and covenant contained herein shall survive the delivery of the Bill of Sal.e and shall continue in full force and effect after the closing, except to the extent waived in writing.

13. Entire Agreement. This agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof This agreement has been entered into after full investigation.

14. Changes Must be in writing. This agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall, be in writing signed by the party to be bound.

15. Governing Law. This agreement shall be governed by arid construed in accordance with the laws of the State of New York.

16. Binding Effect. This agreement shall not be considered an offer or an acceptance of an offer by Seller, and shall not be binding upon Seller until executed and delivered by both. Seller and Purchaser. Upon such execution and delivery, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written,


      /S/Ginette Gramuglia
      --------------------
      Ginette Gramuglia,
      President

      /S/Cynthia Cassell
      -----------------
      Cynthia Cassell,
      Owner